UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 2, 2013

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 435-2472

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 2, 2013, CrowdGather, Inc. (the “Registrant”) sold 150,000 shares (“Shares”) of Series B Convertible Preferred Stock (“Preferred Stock”) and common stock purchase warrants (the “Warrants”) to purchase shares of the Registrant’s common stock to a foreign investor (the “Investor”) in exchange for $150,000, or $1.00 per share of Preferred Stock. The sale of Preferred Stock and Warrants represents the balance of the initial $600,000 commitment from the Investor pursuant to the Securities Purchase Agreement dated April 8, 2013 (“Purchase Agreement”), as amended in the First Amendment to Securities Purchase Agreement dated July 16, 2013 (“Amendment”).

The designations, preferences and relative rights of the Preferred Stock are specified in the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock (“Certificate of Designation”), which was filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, which was filed on April 9, 2013. The Certificate of Designation provides, among other things, that: (i) the conversion price for the shares of Preferred Stock is the price per share equal to the quotient of the original issue price of $1.00 per share (the “Original Issue Price”) divided by the number of shares of common stock into which each share of Preferred Stock may be converted (the “Conversion Rate”), subject to adjustment from time to time for recapitalizations and as otherwise set forth in the Certificate of Designation (the “Conversion Price”); (ii) each share of Preferred Stock is convertible into shares of common stock at the option of the holder at any time after the date of issuance at a Conversion Rate of 20 shares of common stock for each share of Preferred Stock; (iii) the holder of outstanding Preferred Stock will be entitled to receive dividends, when declared by the Board of Directors, at an annual dividend rate of 10% per share of Preferred Stock, with such right to receive dividends being cumulative and will accrue and be payable annually; (iv) the shares of Preferred Stock may be redeemed by the Registrant, at its option, at a redemption price equal to 120% of the amount obtained by multiplying the Original Issue Price of the Preferred Stock by the number of shares of Preferred Stock to be redeemed from the Investor; and (v) so long as any shares of Preferred Stock remain outstanding, the Registrant will not, among other things, amend or restate any provisions of the Registrant’s Articles of Incorporation or Bylaws, declare or pay dividends on any shares of common stock or other security other than Preferred Stock, authorize or issue any equity security having a preference over or being on parity with the Preferred Stock, change the authorized number of directors, or enter into indebtedness of more than $1,000,000, without the prior written consent of a majority of outstanding shares of Preferred Stock.

The Warrants grant the Investor the right to purchase 10 shares of the Registrant’s common stock for every 1 share of Preferred Stock purchased by the Investor at an exercise price of $0.08 per share.  The Warrants have an exercise term equal to 5 years and are exercisable commencing on August 2, 2013. This brief description of the Warrants is not intended to be complete and is qualified in its entirety by reference to the full text of the form of Common Stock Purchase Warrant is attached hereto as Exhibit 10.1.

The Shares and Warrants are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act afforded by Regulation S.  The Warrant Shares to be issued upon conversion of the Shares and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

The Purchase Agreement is included as exhibit 10.1 to the Registrant’s Current Report on Form 8-K, which was filed on April 9, 2013. The Amendment is included as exhibit 10.1 to the Registrant’s Current Report on Form 8-K, which was filed on July 18, 2013.

Item 9.01 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: August 2, 2013	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer